Exhibit 10.1

CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made between SUNCOAST NUTRICEUTICALS, INC., a Delaware corporation ("Suncoast") and CLIFTON MANAGEMENT AND TRADING, INC., a New York corporation ("Clifton"), with respect to the following:

RECITALS

         WHEREAS, Clifton is in the business of providing business planning, marketing services and general financial consulting services to privately held and publicly held corporations; and

         WHEREAS, Suncoast is a development-stage company in the suncare, skincare, and nutriceutical industry, and wishes to retain the services of Clifton.

AGREEMENT

         IN CONSIDERATION of the mutual promises made by Clifton and Suncoast, and the terms and conditions hereafter set forth, the receipt and adequacy of such consideration being mutually acknowledged, Clifton and Suncoast therefore agree to the following:

1.       TERMS OF THIS CONSULTING AGREEMENT:

         A.       TERM: The initial turn shall be for four (4) years commencing upon the date of execution of this Agreement.

         B.       CONSULTING SERVICES:  Clifton will provide general assistance to Suncoast in the areas of business planning, marketing services and general financial consulting services,  assisting Client in the promotion of the Corporation's day to day marketing activities; acting as an advisor to Suncoast for and capital-raising offerings or initiatives undertaken by the Corporation.

         C.       CONSIDERATION: For services rendered by Clifton on behalf of Suncoast pursuant to this Agreement, upon execution of this Agreement, Suncoast shall compensate Clifton through the issuance to Clifton of 500,000 Shares of Suncoast Common Stock.  In addition, Clifton shall receive a sales commission equal to 15% of any revenues received by Suncoast through the sales promotion and marketing efforts of Clifton.

         D.       EXPENSES. Unless otherwise agreed to in writing, each party shall be responsible for its own costs with regard to the terms and conditions set forth in this Agreement.

         E.       EXTENSIONS AND RENEWALS: This Agreement may be extended ("Extension Period") on an annual basis by mutual agreement of the parties, following a mutual1y negotiated, written amendment to this Agreement specifying the new time period, the terms of the Amendment and Clifton’s compensation for the Extension Period. Notice of mutually agreed extension amendment must comply with Section 1-F.

         F.       OFFICIAL NOTICE. All official communications or legal notices shall be given in writing by registered or certified mail, addressed to the respective party at the postal address or other address(es) as each party may hereafter designate in writing, or when sent by facsimile transmission, charges prepaid. The present addresses of the parties are as follows:

SUNCOAST NUTRICEUTICALS, INC.
14404 North Road
Loxahatchee, FL 22470

CLIFTON MANAGEMENT & TRADING
1040 First Ave., #190
New York, NY 10022

2.	CONFIDENTIALITY OF PROPRIETARY INFORMATION:

A.	CONFIDENTIAL INFORMATION

1.
"Confidential Information" means any proprietary information, technical data or know-how disclosed to Clifton, either directly or indirectly in writing, orally, by drawing, or by inspection or other tangible items. Confidential information shall include, without limitation, all business, product, research and financial plans of Suncoast disclosed to or discussed with Clifton.

2.	Suncoast agrees not to use any of Clifton’s confidential information for its own uses or for any purpose except to carry out discussions or a business understanding between Clifton and Suncoast.

3.
Clifton agrees not to disclose any of Suncoast’s confidential information to any third party and, and that they will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Suncoast’s confidential information.

4.
Clifton and Suncoast acknowledge that nothing in this Agreement will be construed as granting any rights, by license or otherwise, to either party's or any of its parent or sibling companies' confidential information, except as specified in this Agreement.

5.	Clifton agrees to be bound by the above terms contained in this Section concerning Suncoast’s confidential and proprietary information that may be obtained in the course of this Agreement.

B.
UNAUTHORIZED USE: Both parties agree that any unauthorized use of any proprietary information whether accidental or otherwise shall be construed as intentional and shall be considered a breach of this Agreement.

3.	ARBITRATION:

A.
All disputes that cannot be settled between the parties together under this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then controlling.

B.	DISPUTES SHALL NOT AFFECT AGREEMENT. Disputes, differences or controversies between the parties during the term of this Agreement shall not interrupt performance of this Agreement.

1.
In the event of any such dispute, difference or controversy this agreement shall continue to be in full force, and settlements and payments shall be made in the same manner as prior to such dispute, difference or controversy, until the matter in dispute has been finally determined between the parties.

4.	TERMINATION OF AGREEMENT:

A.	BREACH: Unilateral termination of this Agreement prior to conclusion of the 3 year term shall be considered breach of this Agreement.

B.	COSTS DUE UPON BREACH: Notwithstanding any breach of this Agreement by Suncoast, Clifton shall be entitled to receipt of fees, hard costs, compensation and expenses incurred for actual work performed.

5.	CONTROLLING LAWS OF AGREEMENT:

A.
BEST EFFORTS BASIS: Clifton agrees that it will at all times faithfully, to the best of its experience, ability and talents, perform all the duties that may be requried of and from it pursuant to the terms of this Agreement. There is no guarantee that its efforts will have any impact on Suncoast’s business or that any subsequent financial improvement will result from it's efforts. Client understands and acknowledges that the success or failure of Clifton’s efforts will be predicated on Client's assets, operating results and management decisions.

B.
BINDING LAW: This Agreement shall be subject to all valid applicable laws, rules and regulations of the State of New York. In the event that this Agreement, any of its provisions, or its outlined operations are found to be inconsistent with or contrary to any such laws, rules or regulations, the latter shall control.  Furthermore, if commercially practicable, this Agreement shall be considered modified accordingly and shall continue in full force and effect as so modified.

1.
Both parties reserve the right to meet within a reasonable time and discuss any necessary amendments or modifications should the modified Agreement not be commercially practicable in the opinion of either party's legal counsel.

2.	In the event of litigation or other dispute resolution, this Agreement shall be controlled by the laws of the Commonwealth of Pennsylvania.

3.	In the event of dispute resolution, disputes, differences, or controversies shall be heard in the venue of the Commonwealth of Pennsylvania, County of Bucks.

C.
ENTIRE AGREEMENT: This Agreement shall constitute the entire Agreement between the parties unless modified by a written amendment signed by all of the parties or their successors in interest. There are no other agreements, undertakings, restrictions, representations or warranties among the parties other than those described and provided for in this Agreement and expressly signed by the parties therein.

D.
WAIVER: Suncoast agrees that Clifton’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of that provision or provisions, nor shall such failure prevent it from thereafter enforcing each and every provision of this Agreement.

6.	DUE DILIGENCE: The parties herein agree to mutually cooperate with each other concerning any reasonable requests with respect to pursing proper and necessary due diligence.

7.
CLIFTON IS NOT AN AGENT OR EMPLOYEE OF SUNCOAST:  Clifton’s obligations under this Agreement consist solely of the services previously described. In no event shall Clifton be considered to act as an employee, affiliate or agent of Suncoast or otherwise represent or bind Suncoast. For the purposes of this Agreement, Clifton is an independent contractor. All final decisions with respect to acts of Suncoast, whether or not made pursuant to or in reliance on information or advice furnished by Clifton in this Agreement, shall be those of Suncoast.  Clifton’s employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by Suncoast as a consequence of such action or decisions.

8.	FACSIMILE COUNTERPARTS: This Agreement may be executed in counterpart, and an electronic facsimile of the signed Agreement may be executed in counterpart.

SIGNATURES

AGREED TO this 10th day of November, 2007

SUNCOAST NUTRICUETICALS, INC.

/S/ Kevin McDonnell
Kevin McDonnell
President

CLIFTON MANAGEMENT & TRADING, INC.

/S/ Seth Fireman
Seth Fireman
Director